EXHIBIT 10.15
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(Arvida)


                    INFORMATION SYSTEMS SHARING AGREEMENT
                    -------------------------------------


      This INFORMATION SYSTEMS SHARING AGREEMENT (this "Agreement"), dated as of November 6, 1997, (the "Effective Date"), by and between ARVIDA/JMB PARTNERS, L.P., a limited partnership organized and operating under the laws of Delaware (the "Partnership"), and ARVIDA COMPANY, formerly known as Arvida Management Company, a corporation organized and operating under the laws of Illinois ("Arvida").

      WHEREAS, the Partnership and Arvida are parties to that certain Management, Advisory and Supervisory Agreement (the "Management Agreement") dated as of September 10, 1987, pursuant to which Arvida provides certain management, advisory and supervisory services to the Partnership;

      WHEREAS, pursuant to the Management Agreement, Arvida manages the Partnership's information systems function;

      WHEREAS, Arvida and the Partnership have collaborated on the development of certain computer software, and now wish to document their ownership and use rights in such computer software;

      AND WHEREAS, Arvida uses the computer hardware and software owned, leased or licensed by the Partnership and its affiliated entities and various related information systems services ("Partnership IS Resources") to perform services for legal entities other than the Partnership, and the parties hereto now wish to formalize the procedures under which Arvida reimburses the Partnership for Arvida's share of the cost of the Partnership IS Resources;

      NOW, THEREFORE, the Partnership and Arvida agree as follows:

      SECTION 1.1 CERTAIN TERMS. The following terms shall have the meanings set forth below:

      (a) "A/P, Job Cost and G/L Record Count" means the cumulative year to date number of data records created and stored in data files by the Partnership's accounts payable, job cost and general ledger systems (not including backup copies or other duplicates of such records).

      (b) "Intellectual Property" means confidential information, copyrights, patents, mask works, trademarks, trade secrets and all other intellectual property rights.

      (c) "Owned Software" means any and all software jointly developed by the Partnership and Arvida (including all intermediate and partial versions thereof and the look and feel thereof), including without limitation the software commonly referred to by the parties hereto as Sales Tracking and Reporting (a/k/a STAR), Event Tracking, Design Options, Construction Purchase Orders, Prospect Tracking, Inventory and Customer Service.



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      (d)   "Shared IS Resource Costs" means the total costs that the
Partnership incurs to create, obtain or provide Partnership IS Resources that are used to provide services to both the Partnership and its subsidiaries, joint ventures and other entities controlled by the Partnership (collectively with the Partnership, the "Partnership Entities") and to some legal entities other than the Partnership Entities. The Shared IS Resource Costs include, without limitation, the following amounts:

            (i) The costs of (A) leasing, maintaining and operating the Partnership's AS/400 processor, (B) development of applications software and (C) providing LAN and desktop support.

            (ii) The compensation and benefits of the Partnership's employees who are dedicated to providing Partnership IS Resources that are used to provide services both to one or more Partnership Entities and to some legal entities that are not Partnership Entities.

            (iii) The out-of-pocket expenses (whether as single period expenses or as reflected by amortization or depreciation) incurred solely to provide the Partnership IS Resources.

            (iv) The product of (x) the cost of rent, power, communications and other utilities, HVAC services, real and personal property taxes, janitorial and other facility maintenance services and other costs related to the operation of each of the Partnership's offices where the Partnership IS Resources are housed multiplied by (y) a fraction, the numerator of which is the number of square feet occupied by the Partnership IS Resources in such facility and the denominator of which is the number of square feet occupied by the Partnership in such facility determined on an annual basis.

            (v) The product of (x) the Partnership's total cost for Human Resources and payroll administration MULTIPLIED BY (y) a fraction, the numerator of which is the number of employees whose payroll is administered by the Partnership who are dedicated to providing the Partnership IS Resources and the denominator of which is the total number of employees whose payroll is administered by the Partnership determined on a quarterly basis.

            (vi) The product of (x) the Partnership's total cost for administering accounts payable MULTIPLIED BY (y) a fraction, the numerator of which is the cumulative, year to date number of invoices paid by the Partnership that are solely to provide Partnership IS Resources and the denominator of which is the cumulative, year to date number of invoices paid by the Partnership updated on a quarterly basis.


      SECTION 1.2 OWNERSHIP. Arvida and the Partnership shall jointly and equally own the Owned Software (including all Intellectual Property inherent therein or appurtenant thereto), and each of them shall have the right to fully exercise the rights of an owner with respect to the Owned Software. Arvida and the Partnership each hereby assign to such joint and equal ownership all of their right, title and interest in the Owned Software. Arvida and the Partnership each waive any rights to an accounting or a share of profits from the use of other exploitation of the Owned Software.

      SECTION 1.3 WORKS MADE FOR HIRE. All copyrightable aspects of any Owned Software created after the Effective Date are "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), of which Arvida and the Partnership are to be the "authors" within the meaning of the Act. All such copyrightable works, as well as all copies of such works (in whatever medium fixed or embodied), shall be owned by Arvida and the Partnership on their creation, Arvida and the Partnership shall have joint and equal ownership of the Owned Software, regardless of whether the Owned Software or any part or element thereof is found as a matter of law not to be a "work made for hire" within the meaning of the Act.

      SECTION 1.4 FURTHER ASSURANCES. At all times during the term of this Agreement and thereafter, Arvida and the Partnership shall assist each other in protecting their respective ownership of the Owned Software, provided that the other party shall reimburse such party for its out-of-pocket costs incurred in rendering such assistance. Such assistance shall include, without limitation, providing such assistance as may be necessary for each of them to obtain registrations for their respective rights in Intellectual Property in the Owned Software and to enforce their respective rights in such Intellectual Property. Each of Arvida and the Partnership agrees to execute and deliver all documents and provide all testimony reasonably requested by the other in connection therewith.

      SECTION 1.5 SURVIVAL. This Article I shall survive the termination of this Agreement.


                                 ARTICLE II

         PERMITTED USE OF PARTNERSHIP INFORMATION SYSTEMS RESOURCES

      SECTION 2.1 RIGHT TO USE. The Partnership hereby authorizes Arvida to use, and ratifies Arvida's part use of, the Partnership IS Resources to provide management, advisory, supervisory and other related services to itself or any legal entity other than the Partnership Entities, but only to the extent that the Partnership IS Resources exceed those required to meet the Partnership's needs for the service to be provided by Arvida to the Partnership Entities pursuant to the Management Agreement. The term "Partnership IS Resources" does not include the Owned Software or any Intellectual Property rights therein. The Partnership is providing Arvida use of the Partnership IS Resources "AS IS" and "WHERE IS" with no warranties whatsoever. ARVIDA EXPRESSLY WAIVES, AND THE PARTNERSHIP EXPRESSLY DISCLAIMS, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      SECTION 2.2 INDEMNITY. Arvida shall indemnity, defend and hold the Partnership and each of its partners and employees harmless from any claims by third parties based on Arvida's use of any Partnership IS Resources to provide services to third parties.

      SECTION 2.3 PAYMENT. Arvida shall pay the Partnership an amount equal to the aggregate direct or allocable cost of providing the Partnership IS Resources to Arvida (the "Arvida Cost") and any sales, service, excise, value added or other similar taxes as may be assessed in connection with such payments (other than taxes based on Arvida's net income, assets or corporate organization) ("Taxes"). The Partnership shall determine the Arvida Cost and the Taxes for each month within fifteen (15) days of the end of such month. Arvida shall pay the Arvida Cost and the Taxes to the Partnership within thirty (30) days of the end of such month. Alternatively, Arvida may set off its obligation to pay the Arvida Cost against amounts that the Partnership would otherwise be required to pay to Arvida pursuant to the Management Agreement.

      SECTION 2.4  DETERMINATION OF ARVIDA COST.

      (a)  CALCULATION.  Arvida Cost shall include the sum of:

            (i) The total cost that the Partnership incurs to create, obtain or provide Partnership IS Resources that Arvida uses solely to provide service to itself or any other legal entity other than the Partnership Entities; PLUS

            (ii) The product of (x) the cumulative, year to date Shared IS Resource Costs MULTIPLIED BY (y) a fraction, the numerator of which is the cumulative, year to date A/P, Job Cost and the G/L Record Count for legal entities other than the Partnership Entities and the denominator of which is the cumulative, year to date total A/P, Job Cost and G/L Record Count.

      (b) ALLOCATION METHODS. All allocations not otherwise described in this Agreement shall be made using reasonable, fair, common, consistent and documented methods of allocation that are based on consumption metrics that are closely related to the type, amount and/or levels of the cost or costs being allocated. Without limiting the generality of the foregoing, allocation methods in use as of the Effective Date shall initially be used to determine the Arvida Cost but may be modified as appropriate under the circumstances to allocate the Arvida Cost in a fair and reasonable manner and consistent with the manner in which costs are incurred in regard to the Partnership Entities, on the one hand, and Arvida and any other legal entities, on the other hand. Such allocation methods in effect at any time shall be described in reasonable detail upon the request of either party hereto.

      (c) COMPATIBILITY. The practices for charging and allocating costs shall be consistent with Arvida's methods with respect to its other customers and shall not unfairly disadvantage the Partnership relative to Arvida or its other customers.

      (d)   CONSISTENT ACCOUNTING PRINCIPLES.   All costs shall be
accounted for and determined in accordance with generally accepted accounting principles applied uniformly in preparing the Partnership's financial statements, and cost accounting principles utilized consistently
by the Partnership in calculating costs.   Modifications or additions to
such principles which would reduce the portion of Shared IS Resource Costs that are allocated to Arvida shall apply to calculations for this purpose only to the extent that they have been approved by the Partnership.

      (e) REVIEW OF COSTS. The Partnership shall cause its professional accounting staff to monitor and audit all charges or allocations using processes which identify any inconsistencies in recordkeeping. These processes shall be as stringent as those that Arvida uses to monitor and audit similar costs that shall be borne entirely by Arvida without reimbursement in a cost-plus or similar arrangement.

      (f) OPEN BOOKS. Each party shall have full access to all information (including source documents) related to any cost charged or allocated to the Partnership or the Shared IS Resource Costs, and any method of allocation used in any such calculation. The Partnership shall provide Arvida any assistance reasonably requested by Arvida in understanding such costs.

                                 ARTICLE III

                            TERM AND TERMINATION

      SECTION 3.1 TERM. The term of this Agreement shall be from the Effective Date until the expiration or earlier termination of the Management Agreement.

      SECTION 3.2 OTHER TERMINATIONS. If this Agreement is terminated other than upon or in connection with the dissolution of the Partnership, Arvida and the Partnership shall each provide the other such termination assistance and cooperation as may reasonably be requested to assure a smooth transition and termination of this Agreement.


                                 ARTICLE IV

                                MISCELLANEOUS

      SECTION 4.1 RELATIONSHIP OF THE PARTIES. By virtue of this Agreement, the Partnership and Arvida are not partners or joint venturers with each other and nothing contained herein shall be construed so as to make them such partners or joint venturers in respect of this Agreement or to impose any liability as such on either of them.

      SECTION 4.2 NOTICES. Any notice required or permitted to be given hereunder shall be in writing unless some other method of giving notice is accepted by the party to whom it is given. Notice shall be effective upon delivery by mail, air courier, or other appropriate means to the following addresses of the parties hereto:

      To the Partnership:

      900 North Michigan Avenue, Suite 1900
      Chicago, Illinois 60611
      Attention:  Stephen A. Lovelette
                  and Gary Nickele

      To Arvida:

      7900 Glades Road,
      Boca Raton, Florida 33434

            and

      900 North Michigan Avenue, Suite 1900
      Chicago, Illinois 60611

      Either party hereto may at any time give notice in writing to the other party of a change of this Section 4.2.

      SECTION 4.3 AMENDMENT. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective permitted successors or assigns, or as otherwise provided herein.

      SECTION 4.4 HEADINGS. The Article and Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.



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      SECTION 4.5  ASSIGNMENT.  This Agreement may be assigned by any party hereto in connection with (and to the same assignee as) an assignment of the Management Agreement by such party in accordance with Section 9.2 of the Management Agreement. Arvida may assign and transfer its rights and obligations under this Agreement to any entity that acquires the "Arvida" name without the prior consent of the Partnership. Except as otherwise provided in this Section 4.5, neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which consent may be granted or withheld in the sole discretion of such other party.

      SECTION 4.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

      SECTION 4.7 CHOICE OF LAW. The provisions of this Agreement shall be construed and interpreted in accordance with, and be governed by, the laws of the State of Illinois as at the time in effect.

      SECTION 4.8 NO THIRD PARTY BENEFICIARIES. It is agreed and understood that no person other than Arvida, the Partnership and Arvida/JMB Managers, Inc. (the general partner of the Partnership) will be entitled to rely upon or enforce any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the Effective Date.

                              ARVIDA COMPANY



                              By:   _____________________________
                                    Name:
                                    Title:


                              ARVIDA/JMB PARTNERS, L.P.

                              By:   ARVIDA/JMB MANAGERS, INC.,
                                    Its General Partner



                                    By:   ___________________________
                                          Name:
                                          Title: